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                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES OF CONCORD CAMERA CORP. (1)

                                                                 Jurisdiction of
                                                                Incorporation or
                      Name of Subsidiary                          Organization
                      ------------------                        ----------------
Concord-Keystone Sales Corp.                                       New Jersey
Concord Camera Illinois Corp.(2)                                    Illinois
Concord Camera GmbH                                                  Germany
Concord Camera France S.A.R.L.                                       France
Concord Camera HK Limited(3)                                        Hong Kong
Concord Camera (Europe) Limited                                      England
Goldline (Europe) Limited                                            England
Concord Camera K.K. (Japan)                                           Japan
Concord Camera (Shenzhen) Company Ltd.                                 PRC
Jenimage UK Ltd.                                                     England

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(1)  All subsidiaries are wholly owned (directly or indirectly).

(2)  Canada: d/b/a Concord Camera Canada.

(3)  Peoples Republic of China: d/b/a Concord Henggang Electronics Factory.